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                                                                    EXHIBIT 99.3

                        [LETTERHEAD OF AMAZON.COM, INC.]

     RE: AMAZON.COM, INC. 10% ORIGINAL NOTES DUE 2008 IN EXCHANGE FOR
         AMAZON.COM, INC. 10% EXCHANGE NOTES DUE 2008

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

     Amazon.com, Inc. (the "Company") is offering, upon and subject to the terms
and conditions set forth in a prospectus dated                     , 1998 (the
"Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 10% Senior Discount Notes due 2008 (the "Exchange Notes") for its outstanding 10% Senior Discount Notes due 2008 (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 8, 1998, between the Company and Morgan Stanley & Co. Incorporated. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not be entitled to registration rights. The Exchange Offer is subject to certain conditions that are described in the Prospectus under "The Exchange Offer -- Conditions of the Exchange Offer."

     We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

          1. Prospectus dated                     , 1998;

          2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter that may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Original Notes.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON             , 1998, UNLESS EXTENDED BY THE COMPANY
(THE "EXPIRATION DATE"). THE ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD ORIGINAL NOTES IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD ORIGINAL NOTES REGISTERED IN THEIR OWN NAMES AS QUICKLY AS POSSIBLE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and in the Prospectus under "The Exchange Offer -- Procedures for Tendering." The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of an Exchange Offer or the acceptance hereof would not be in compliance with the laws of such jurisdiction.

     If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."
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     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

                                      Very truly yours,

                                      Amazon.com, Inc.

Enclosures

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                 [FORM OF LETTER FOR CLIENTS OF BROKER-DEALERS]

     RE: AMAZON.COM, INC. 10% ORIGINAL NOTES DUE 2008 IN EXCHANGE FOR
         AMAZON.COM, INC. 10% EXCHANGE NOTES DUE 2008

To Our Clients:

     Enclosed for your consideration is a prospectus dated             , 1998
(the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Amazon.com, Inc. (the "Company") to exchange its 10% Senior Discount Notes due 2008 (the "Exchange Notes") for its outstanding 10% Senior Discount Notes due 2008 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated May 8, 1998, between the Company and Morgan Stanley & Co. Incorporated.

     This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on                , 1998, unless extended by the
Company (the "Expiration Date"). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Original Notes, of which $530,000,000 aggregate principal amount at maturity was outstanding as of
                 , 1998.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled "The Exchange Offer -- Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1998, unless extended by the Company.

          5. The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.
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  INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF AMAZON.COM, INC.
                       10% SENIOR DISCOUNT NOTES DUE 2008

     The undersigned hereby acknowledges receipt of the Prospectus dated
            , 1998 (the "Prospectus") of Amazon.com, Inc. (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount at maturity of its 10% Senior Discount Notes due 2008 (the "Exchange Notes") for each $1,000 in principal amount at maturity of its outstanding 10% Senior Discount Notes due 2008 (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

         $
         ------------------------ of the 10% Senior Discount Notes due 2008.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        [ ] To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, *if any):

        $
         ------------------------ of the 10% Senior Discount Notes due 2008.

         *The minimum permitted tender is $1,000 in principal amount at maturity of Original Notes. All other tenders must be in integral multiples of $1,000 of principal amount at maturity.

        [ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a Beneficial Owner (as defined in the Letter of Transmittal), including, but not limited to, representations to the effect that (i) the undersigned's principal residence or principal business office is in the state of (fill in state)
               , (ii) the undersigned is acquiring the Exchange Notes or interests therein in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iv) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes or any interest therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in the no-action letters that are discussed in the section of the Prospectus entitled "The Exchange
Offer -- Resales of the Exchange Notes" and the Letter of Transmittal, (v) the undersigned understands that a secondary resale transaction described in clause
(iv) above and any resale of the Exchange Notes and any interest therein obtained by the undersigned in exchange for the Original Notes originally acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508, as applicable, of Regulation S-K of the Commission, and (vi) except as otherwise disclosed in writing herewith, the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Original Notes. If the undersigned is a broker-dealer, the undersigned further (x) represents that it acquired Original Notes for the undersigned's own account as a result of market-making activities or other trading activities, (y) represents that it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Notes to be received in the Exchange Offer and (z) acknowledges that it will deliver a copy of a Prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes.
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                                   SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

Name(s) (please print):

Address:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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